UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 22, 2003 (January 2, 2003)

Availent Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State of other jurisdiction of incorporation)	0-02252 (Commission File No.)	313-1976670 (IRS Employer Identification Number)

2720 Stemmons Freeway, South Tower, Suite 600, Dallas, Texas	75207
(Address of principal executive offices)	(Zip Code)

(214) 637-2972

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Item 4.    Changes in Registrant’s Certifying Accountant.

(a)           Resignation of Certifying Accountant.

(i)            On January 17, 2003, John P. Semmens CPA, a professional corporation (the “Former Accountant”), who was previously engaged as the principal accountant to audit the financial statements of Availent Financial, Inc., a Delaware corporation (the “Corporation”), resigned as the principal accountant and auditor of the Corporation.

(ii)           The reports of the Former Accountant on the financial statements of the Corporation for the past two years contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

(iii)          The decision to accept the resignation of the Former Accountant was recommended and approved by the board of directors of the Corporation.

(iv)          During the Corporation’s two most recent fiscal years and the subsequent interim period(s) preceding the resignation of the Former Accountant, there were no disagreements with the Former Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which disagreement(s), if not resolved to the satisfaction of the Former Accountant, would have caused the Former Accountant to make reference to the subject matter of the disagreement(s) in connection with the report(s) of the Former Accountant.

(v)           During the Corporation’s two most recent fiscal years and the subsequent interim period(s) preceding the resignation of the Former Accountant, there were no reportable events of the kind required to be provided by paragraph 304(a)(1)(v) of Regulation S-K.

(vi)          The Corporation provided the Former Accountant with a copy of the disclosures made by the Corporation in this report in response to Item 304(a) of Regulation S-K, requested the Former Accountant to furnish the Corporation with a letter addressed to the Securities and Exchange Commission stating whether the Former Accountant agrees with the statements made by the Corporation in this report in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which the Former Accountant does not agree, and has filed the Former Accountant’s letter as Exhibit 16.1 to this report.

(b)           Engagement of New Certifying Accountant.

Massella Rubenstein LLP (the “New Accountant”), who was previously engaged by the Corporation on January 2, 2003, will act as the principal accountant to audit the financial statements of the Corporation.

During the Corporation’s two most recent fiscal years and the subsequent interim period(s) prior to engaging the New Accountant, neither the Corporation nor anyone acting on behalf of the Corporation consulted the New Accountant regarding (i) either (1) the application of accounting principles to a specified transaction, either completed or proposed, or (2) the type of audit opinion that might be rendered on the Corporation’s financial statements or (ii) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K).  In addition, during the Corporation’s two most recent fiscal years and the subsequent interim period(s) prior to engaging the New Accountant, no written report was provided by the New Accountant to the Corporation and no oral advice was provided that the New Accountant concluded was an important factor considered by the Corporation in reaching a decision as to any accounting, auditing, or financial reporting issue.

Item 7.                    Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired.

Not Applicable

(b)           Pro Forma Financial Information.

Not Applicable

(c)           Exhibits.

Exhibit No.	Description
16.1	Letter On Change in Certifying Accountant, dated January 17, 2003, from the Former Accountant to the Securities and Exchange Commission

Item 8.    Change in Fiscal Year.

On January 17, 2003, Availent Financial, Inc., a Delaware corporation (the “Corporation”), determined to change the fiscal year of the Corporation from a fiscal year ended September 30 to a fiscal year ended December 31.

Remainder of Page Intentionally Left Blank.

Signature Page(s) to Follow.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 22, 2003	Availent Financial, Inc.

	By:	/s/ Woody Conradt
	Name:	Woody Conradt
	Title:	Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Description
16.1	Letter On Change in Certifying Accountant, dated January 17, 2003, from the Former Accountant to the Securities and Exchange Commission